EXHIBIT NO. 10(I)(B)

                  THIS AGREEMENT made this 12th day of May, 1992.
BETWEEN:
                           LA COMPAGNIE ULTRA CLAIR INC., legally incorporated company having its place of business at 8425 rue Granache, Anjou, Province of Quebec, H1J 1C7, represented in due form by Mr. Luc Marion, its duly authorized representative. (hereinafter referred to as "Ultra")
AND:
                           CRYSTAL GREEN RESOURCES INC., a company incorporated under the laws of the Province of British Columbia and having its principle office at 38 - C 19926 96th Avenue, Langley, Province of British Columbia, V3A 4P8, and its registered and records office located at P.O. Box 10078 - Pacific Centre, 1625 - 609 Granville Street, in the City of Vancouver, in the Province of British Columbia V7Y 1B6 (hereinafter referred to as "Licensee")

OF THE SECOND PART

WHEREAS: Ultra has invested time, effort and money in order to acquire its particular experience, skill and know-how in the manufacturing, implementing and operation of a special glass cleaner and glass cleaning liquid distribution system

                  Ultra holds sole rights of ownership of certain brand names and trademarks.

                  Ultra holds copyrights on the design and industrial drawings for certain CONCEPTS and objects.

                  The Licensee wishes to promote the Ultra CONCEPT, brand names, trademarks and products in the Provinces of British Columbia, and Alberta, in Canada ("Licensee's TERRITORY").

                  Licensee wishes to undertake the creation of a network of licensees within the Licensee's TERRITORY in accordance with the terms and provisions of this Agreement.

NOW THEREFOR THIS AGREEMENT WITNESSETH that in consideration of the premises and of the mutual covenants and agreements herein contained, and for other considerations acknowledged by the parties to be of good and sufficient value, the parties covenant and agree as follows:

1.0      DEFINITIONS

1. In the present Agreement, except where the text requires a different interpretation, the parties agree that the following words will have the meanings defined below:
                  a. "CONCEPT" means the whole procedures, methods, information, standards, criteria, ways of planning, management programs and designs which were elaborated, conceived, created or developed or which might, in the future, be elaborated, conceived, created or developed by or for the parties to the present with respect to the manufacture and operation, identified or not under RESERVED RIGHTS, for glass cleaning liquid using certain methods and business secrets and having a special inside and outside appearance, as well as equipment, interior and exterior accessories, signs, products, services, standards and specifications developed by or for the parties to this Agreement.

                  b. "RESERVED RIGHTS" means all rights and interests of any kind whatsoever in the designations, brand names and trademarks and including and without restricting the generality of the above, all and each of the trademarks and/or works covered by copyrights and/or registered or unregistered trademarks and/or works, business secrets, and/or names, symbols, commercial logos and/or slogans and, particularly but without restricting the generality of the above, the trademarks ULTRA CLEAR and ULTRA KLEEN which Ultra developed and used and will continue to use or control, even if it has not yet started using it.

1.1.3    TERRITORY see Appendix "A'`.

2.0               GRANT

2.1 Ultra hereby grants to the Licensee a licence and franchise to operate as a vendor and distributor of Ultra's products which products are those as listed and attached hereto as Appendix "B". Further, subject to the restrictions contained within this Agreement, the Licensee shall be permitted to utilize Ultra's CONCEPT and RESERVED RIGHTS including Trademarks, trade name, copyright materials, confidential information on operating format, systems, techniques and procedures as embodied in Ultra's operations and other manuals, merchandising, advertising and training methods and materials, accounting and reporting forms and procedures at or from facilities operated by the Licensee upon the terms and conditions of this Agreement and any ancillary documents relating hereto and incorporated herein by reference.


3.0               TERRITORIAL PROTECTION

3.1 So long as the Licensee is not in default of this Agreement, Ultra shall not, during the term of this Agreement, own, operate itself or licence any other licensees, or permit any of its affiliates to own or operate themselves or licence any other licensees within the TERRITORY of the Licensee as detailed and defined in Appendix `'A".

4.0               PERMISSION   TO   SUBLICENSE   OR  TO  CREATE  A  NETWORK   OF
                  SUBDISTRIBUTORS

4.1 Except as provided herein, the Licensee will not, without previous written consent from Ultra, use, employ or allow the usage or utilization for purposes related to the operation of its business, any other brand names or trademarks, registered or unregistered, other than those specified by Ultra. Furthermore, any use by the Licensee of Ultra's CONCEPT, or the RESERVED RIGHTS and information transferred by Ultra may only be made in accordance with this Agreement.

4.2 So long as the Licensee is not in default of this Agreement, the Licensee may create and grant to third parties the right to use in part or in total any element of Ultra's CONCEPT or any one or all of its RESERVED RIGHTS; PROVIDED ALWAYS that such creation or grant has received the prior written approval of Ultra, such approval not to be unreasonably withheld.

5.0               TERM AND RENEWAL

5.1 Initial Term: The parties agree that the initial term of the present Agreement will be for FIVE (5) YEARS from the date of this Agreement.

5.2 Renewal Option: So long as the Licensee is not in default of the terms of this Agreement, upon the Licensee delivering notice of its intention to renew, at least THIRTY (30) DAYS prior to the expiration of this Agreement, this Agreement shall be automatically renewed for an additional FIVE (5) YEAR TERM on the same terms and conditions without further consideration.

6.0               FINANCIAL CONSIDERATION

6.1 The parties agree that the financial consideration in respect of the acquisition and maintenance of this Agreement shall be as detailed in Appendix "C".

7.0               TRADEMARKS

7.1 The Licensee acknowledges that the trademarks ULTRA CLEAR and ULTRA KLEEN with or without pictures, are the exclusive property of Ultra who has sole ownership, whether such trademarks be registered or unregistered with the Trademark Registry Office.

7.2 Subject to the terms and conditions and rights granted to the Licensee in this Agreement, Ultra may, at its sole discretion, dispose of its rights of ownership and interest in the said CONCEPT and RESERVED RIGHTS upon providing to the Licensee notice of its intention to do so at least NINETY (90) DAYS prior to its disposal.

7.3 Subject to Ultra bearing the costs and agreeing to save harmless and indemnify the Licensee in respect of its actions, Ultra may at any time, require the Licensee to take action for the protection of Ultra's rights in respect of its CONCEPT or RESERVED RIGHTS.

8.0               TRADEMARK PROTECTION

8.1 Ultra hereby represents and warrants to the Licensee that it owns and controls the licensed use of the trademarks ULTRA CLEAR and ULTRA KLEEN with or without pictures and any related trademarks adopted and used by Ultra or its affiliates.

9.0               CONTESTATION OF RIGHTS

9.1 Except as herein contemplated and required for the enforcement of the terms of this Agreement the Licensee agrees, for the term of this Agreement and after its expiration or termination, not to contest, directly or indirectly, the validity, the property, the right or interest of Ultra in each of all of its RESERVED RIGHTS and CONCEPTS, registered and unregistered, patented or nonpatented, procedures, methods, CONCEPTS, business secrets, techniques and know-how which constitute in particular Ultra's CONCEPT and RESERVED RIGHTS; and further the Licensee agrees not to dispute Ultra's exclusive right to register, use and diffuse such rights described above as long as such actions by Ultra are not in contravention of the terms and conditions, warranties and covenants as contained in this Agreement.

10.0              NATURE OF GRANT

10.1 The licence granted hereby is a licence only, upon the terms and conditions contained herein. Nothing herein shall give the Licensee any right, title or interest in or to the said Trademarks, trade name, systems, methods of operation, format CONCEPTS and RESERVED RIGHTS and the good will thereof. Upon the expiration or termination of this Agreement for any reason, the Licensee shall deliver and surrender up to Ultra each and all operations and other manuals, advertising material, training materials, trademarks, and trade names, and the Licensee shall not thereafter use any of the same, and the Licensee hereby acknowledges and agrees that the ownership of all such items is and shall at all times remain vested in Ultra and its affiliates.

11.0              REGISTERED USER

11.1 The Licensee covenants and agrees to execute, upon the request of Ultra, the appropriate form of application for registration of the Licensee as a Registered User of the RESERVED RIGHTS and Ultra agrees to cause the same to be registered at the Canadian Trademarks Office and to provide the Licensee with registration particulars; provided, however, that the Licensee, if requested by Ultra, shall pay all filing fees required to be paid in order to achieve such registration forthwith upon receipt of Ultra's invoice therefor.

12.0              ACTS IN DEROGATION OF ULTRA'S RIGHTS

12.1 The Licensee acknowledges, covenants and agrees that all good will and ownership rights arising out of the use by the Licensee of the RESERVED RIGHTS and CONCEPT, methods of operation, format and the good will thereof pursuant to this Agreement and any adaptations thereof designated or approved by Ultra in writing from time to time shall accrue solely to Ultra, and that now and hereafter the Licensee shall assert no claim to any good will or ownership of same by virtue of the licensed use thereof, nor will it dispute or impugn the validity of same or the rights of Ultra thereto, or do or assist others to do or permit any act or thing to be done in derogation of same.

12.2 The Licensee acknowledges that by reason of the unique nature of Ultra's systems, methods of operation and format of the licensed business and Ultra's aforesaid property rights and by reason of the Licensee Is knowledge of and association with the licence business during the term hereof, the aforesaid covenants, both during the term of this Agreement and thereafter, are reasonable and commensurate for the protection of the legitimate business interests of Ultra, its affiliates and its other licensees.

13.0              PRODUCT DEVELOPMENT

13.1 Ultra will provide to the Licensee the benefits of its continuing efforts toward development and testing of new products for sale and new marketing and merchandising techniques for use by the Licensee.

14.0              TRAINING

14.1 Ultra agrees that it is its intention to use its best efforts and abilities to assist the Licensee in establishing and maintaining its business in accordance with the granting of the license herein.

14.2              Ultra agrees to provide to the Licensee:

                  14.2.1            A  written   marketing   plan  and  resource
                                    manual;

                  14.2.2 Assistance to the Licensee in negotiating with major oil companies;

                  14.2.3 A minimum of FOUR (4) VISITS per year at the request of and convenience to the Licensee with each visit contemplated to be not less than TWO (2) FULL, WORKING DAYS in duration and with the expense of those visits to be borne by Ultra; and

                  14.2.4 Unlimited phone access and support to the Licensee.

15.0              OPENING SUPERVISION AND CONTINUING PROMOTIONAL ASSISTANCE

15.1 Ultra agrees that to assist the Licensee in the establishment of the business contemplated by the granting of this license it will provide to the Licensee, at the expense of Ultra, a knowledgeable management personnel to assist the Licensee in the establishment of its operation with this person to be provided by Ultra at the expense of Ultra for a period of not less than ONE (1) FULL WORKING WEEK on a one time occasion at the request of and the convenience to the Licensee.

15.2 Ultra shall supply at its expense, as opening promotional materials, ONE THOUSAND (1,000) `'Ultra Clear full colour brochures".

16.0              CONTINUING AVAILABILITY

16.1 Ultra shall continue to be available at all times, during normal business hours, at the home office of Ultra for consultation and guidance of the Licensee at no charge with respect to the operation and management of the licensed TERRITORY.

17.0              CONSISTENCY OF STANDARDS

17.1 Ultra covenants to apply such high standards as it deems proper and to the best of its ability in its selection of licensees, and of management personnel for its company owned Ultra operations, and in its supervision of operations of all Ultra licensees and operations in order to establish and maintain uniformly high standards of operation, reputation and image among all Ultra licensees and operations.

18.0              CONFIDENTIAL INFORMATION

18.1 The Licensee acknowledges that the materials, information, techniques, procedures and methods now and hereafter provided and/or revealed to it pursuant to this Agreement are revealed in strict confidence and the Licensee expressly covenants and agrees to keep and respect the confidence so reposed. The Licensee shall not use for any purpose inconsistent with this Agreement or revealed to any person, firm or corporation, while this Agreement is in force or thereafter, any such confidential information which the Licensee has acquired through or as a result of its relationship with Ultra hereunder including, but without limitation, the contents of the operations manual and other manuals of Ultra.

19.0              DEFAULT BY THE LICENSEE

19.1 Ultra may terminate this Agreement, prior to its expiration, and notwithstanding the provisions of this Agreement, only on account of a material breach of this Agreement by the Licensee. As used herein, the phrase MATERIAL BREACH shall mean:

                  19.1.1 FAILURE to pay any sums of money due to Ultra within the terms of credit extended by Ultra to the Licensee for a period of TEN
                                    (10)  DAYS  after  written  notice  of  such
                                    default shall be delivered to the Licensee by Ultra; or

                  19.1.2 Failure to comply with any other obligations of the Licensee pursuant to this Agreement for a period of THIRTY (30) DAYS after written notice of such default shall be
                                    delivered   by   Ultra   to  the   Licensee;
                                    provided, however, that if the nature of such default shall be such that it cannot be cured within the said thirty day period, the Licensee shall immediately commence to cure such default and shall continue to proceed diligently to do so, the Licensee shall have such additional and reasonable period of time, not exceeding an additional SIXTY (60) DAYS, as may be reasonably necessary to cure such default.

                  19.1.3 In the event that the Licensee shall become insolvent (as revealed by its books and records or otherwise) or make an assignment in bankruptcy or become subject to the provisions of the Winding Up Act, the
                                    Companies  Creditor   Arrangement  Act,  the
                                    Bankruptcy  Act,   including,   but  without
                                    limitation, if any composition,  arrangement
                                    or proposal  under the  bankruptcy law shall
                                    be entered  into or filed by or against  it,
                                    or if a petition  into  bankruptcy  is filed
                                    against the  Licensee and is consented to or
                                    not dismissed  within TEN (10) DAYS, or if a
                                    Receiver,  Receiver  Manager  or  Trustee in
                                    Bankruptcy or similar officer,  temporary or
                                    permanent, shall be appointed to take charge
                                    of   its   property;   or   if   dissolution
                                    proceedings shall be commenced by or against
                                    the  Licensee  or if the  Licensee  shall go
                                    into  liquidation,   either  voluntarily  or
                                    under  an  order  of a  court  of  competent
                                    jurisdiction,  or if it shall make a general
                                    assignment  for the benefit of its creditors
                                    or otherwise acknowledge its insolvency;  or
                                    if the  Licensee  shall  sell or  purport to
                                    sell   or   transfer   or   otherwise   lose
                                    possession or its ownership or control of all or a substantial part of its assets used in the licensed business.

                  19.1.4 If the Licensee shall intentionally falsify or misrepresent or misstate to Ultra its gross sales or other financial statements, reports or information required pursuant to this Agreement.

20.0              REMEDIES

20.1              In the event of a MATERIAL BREACH of this Agreement:

                  20.1.1 Ultra may, at its election, bring such action for injunctive or other similar relief as may be necessary to compel the Licensee to comply with its obligations hereunder;

                  20.1.2 Ultra may at its election and without waiving any claims for default or breach hereunder and without prior notice to the Licensee, take whatever steps it deems necessary to cure any default or breach of the Licensee hereunder or under any related instrument or agreement, for the account of and on behalf of the Licensee, and the Licensee hereby irrevocably appoints Ultra its attorney-in-fact so to do, and the cost thereof to Ultra shall be due and payable forthwith by the Licensee upon demand and shall be deemed to be additional remuneration owing to Ultra by the Licensee;

                  20.1.3 The rights and remedies of Ultra hereunder are accumulative and no exercise or enforcement by Ultra of any right or remedy hereunder shall preclude the exercise or enforcement by Ultra of any other right or remedy hereunder or which Ultra is otherwise entitled by law or equity to enforce.

21.0              LIQUIDATED DAMAGES

21.1 In the event of termination of this Agreement it is understood and agreed between the parties that Ultra shall suffer damages if the Licensee does not discontinue forthwith its use of the Ultra CONCEPT and RESERVED RIGHTS and that in addition to any other remedy provided for hereunder or available to Ultra at law or equity, Ultra shall have the right to claim and recover damages from the Licensee for such failure to discontinue.

21.2 It is agreed by the parties that for each day subsequent to such termination that the Licensee operates his business without having complied with the aforesaid obligations to discontinue, the sum of ONE THOUSAND ($1,000.00) DOLLARS per day shall be recoverable by Ultra from the Licensee as and for liquidated damages in respect of such failure to discontinue.

21.3 Upon termination of this Agreement for whatever reason, Ultra may, if the Licensee does not do so, execute in the Licensee's name and on its behalf, any and all documents necessary in Ultra's judgment to end and cause the discontinuance of the Licensee's use of Ultra's RESERVED RIGHTS and Ultra is hereby irrevocably appointed and designated as the Licensee's attorney-in-fact so to do.




22.0              OBLIGATION TO REPURCHASE

22.1 In the event of the expiration or termination of this Agreement for whatever reason, Ultra shall be granted an option to purchase from the Licensee, free and clear of any liens, charges or encumbrances not previously approved by Ultra, all of the Licensee's supplies other than used, damaged or obsolete or discontinued items at a fair market value.

22.2 And further, in the event of the expiration or termination of this Agreement for whatever reason, Ultra shall be granted a right of first refusal to purchase any or all of the Licensee's supplies and equipment.

22.3 And further, in the event of the expiration or termination of this Agreement for whatever reason, and if the Licensee retains possession of the windshield washer dispensing units, the Licensee shall continue to be obligated to pay to Ultra the royalties on those units as may be in existence at the time of such expiration or termination.

23.0              NON-COMPETITION

23.1 Except as expressly permitted by this Agreement or other written agreement between Ultra and the Licensee, during the term of this Agreement and any extensions or renewals hereof, the Licensee shall not:

23.1.1 Directly or indirectly, in any capacity whatsoever, either alone or in relationship whatsoever to any person, firm, corporation or other entity, as an employee, consultant, principle, agent, member, partner, shareholder, director, officer, guarantor, indemnitor, creditor, supplier, landlord, sub-landlord, in any municipality in the provinces in which the licensed location is located, compete with the business of Ultra, its affiliates or licensees by the carrying on of business, advice, or management of any other person, firm or corporation engaged in or concerned with or interested in any business featuring or offering for sale products or services similar to the products and services featured and offered for sale by Ultra or its licensees.

23.2 The covenants and provisions of this section shall survive the expiration or sooner termination of this Agreement and any assignment, transfer or sale for a period of THREE (3) YEARS and shall be applicable at the provinces within which the Licensee operates.

23.3 The Licensee acknowledges that by reason of the unique nature and considerable value of Ultra's name and the business reputation associated therewith, and its systems, methods of operation and format of the business of Ultra, and by reason of the Licensee's knowledge of and associate and experience with the license business during the term hereof, the aforesaid covenants are reasonable and commensurate for the protection of the legitimate business interests of Ultra, its affiliates and its other licensees.

24.0              THE ENTIRE AGREEMENT

24.1 This Agreement sets forth the entire understanding between the parties and contains all of the terms, provisos, covenants and conditions agreed upon by the parties hereto with reference to the subject matter hereof.

24.2 No other agreements, oral or otherwise shall be deemed to exist or bind any of the parties hereto, and all prior agreements and understandings are superseded hereby.

24.3 This Agreement cannot be modified or change except by written instrument signed by both the Licensee and Ultra.

24.4 The parties hereto covenant and agree to acknowledge, execute and deliver all such other further documents, instruments or assurances and perform such further acts or deeds as may be reasonably required from time to time in order to carry out the terms of this Agreement in accordance with their true intent.

25.0              SEVERABILITY

25.1 In the event that any Section, Paragraph or Sub-Paragraph of this Agreement or any portion thereof shall be held to be indefinite, invalid, illegal or otherwise void, voidable or unenforceable, the same shall be severable and severed from this Agreement, and the entire Agreement shall not fail on account thereof, and the balance of the Agreement shall continue in full force and effect.

25.2 If any provision of this Agreement conflicts with any present or future statute, by-law, ordinance or regulation contrary to which the parties have no legal right to contract, or if any provision of this Agreement (other than for the payment of money) is deemed by any tribunal or Court of competent jurisdiction to be unreasonable, the parties hereto agree that the provision of this Agreement thus affected shall be curtailed and limited to the extent necessary to bring it within the requirements of the law, or that the said tribunal or Court may declare what modification of the said provision it would deem reasonable in the circumstances, and that the said provision shall be modified to the extent necessary to bring it within the requirements of such declaration, and this Agreement shall be and remain valid and enforceable, and the parties hereto agree to be bound by and perform the same, as thus modified.

26.0              CONSENT TO CONSTRUCTION AND JURISDICTION

26.1 This Agreement shall be deemed to have been made in the Province in which the Licensed Location is located and shall be construed and interpreted according to the laws of Canada and of that Province, which the parties hereby choose to be the proper law of this Agreement, and the parties agree that the Supreme Court of that Province or the Federal Court of Canada, as appropriate, shall have jurisdiction to entertain any proceeding in respect of this Agreement, and the Licensee and Ultra each hereby attorn to the jurisdiction of the Courts of the said Province, as applicable, in respect of all matters pertaining to this Agreement.

27.0              SURVIVAL OF COVENANTS

27.1 The terms, provisions, covenants, conditions and obligations contained in or imposed by this Agreement which, by their terms, require their performance by Licensee after the expiration or other termination of this Agreement, shall be and remain enforceable notwithstanding said expiration or other termination of this Agreement for any reason whatsoever.

28.0              MISCELLANEOUS

28.1 The Section and Paragraph headings contained herein are for convenience of the parties only, and shall not for any purpose whatsoever be deemed a part of this Agreement.

28.2 The words "Ultra", "affiliates" and "Licensee herein shall be applicable to one or more parties, whether they be persons, firms or corporations, as the case may be, and the singular shall include the plural, and the masculine shall include the feminine and neuter, and vice versa; and if there shall be more than one party or person, firm or corporation referred to as the Licensee hereunder, then their obligations and liabilities shall be joint and several.

28.3 The work "affiliate" as used herein shall mean a corporation that is affiliated with another corporation because one of them is the subsidiary of the other, or both are subsidiaries of the same corporation, or each of them is controlled by the same person.

28.4 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, estates, executors, administrators, legal personal representatives, successors and permitted assigns.

28.5 The Licensee agrees that it will not, on the grounds of the alleged non-performance by Ultra of any of its obligations hereunder, withhold payment of any amounts due to Ultra or its affiliates whether on account of goods purchased by the Licensee, royalties, advertising fund contributions or otherwise.

28.6 In accordance with the Power of Attorney Act applicable hereto, the Licensee, and where the Licensee is two or more persons each such person, hereby declares that the powers of attorney herein granted shall continue unrevoked and may be exercised during any subsequent legal incapacity on the grantor's part. The Licensee further hereby ratifies and confirms all actions taken by Ultra or on its behalf under or in pursuance of the authority herein conferred upon it by the granting herein of such powers of attorney.

28.7 The Licensee acknowledges that the success of the licensed business to be established hereunder is dependent upon the personal efforts of the Licensee or the Licensee's partners or officers, if the Licensee is a partnership or corporation. The licensee acknowledges that neither Ultra nor any other party has guaranteed to the Licensee or warranted that the Licensee will succeed in the operation of the licensed business or provided any sales or income projections of any kind to the Licensee, and the Licensee has not relied upon any such guarantee, warranty or projection, whether express, implied, purported or alleged, in entering into this Agreement.

28.8 Time shall be of the essence for all purposes of this Agreement.

29.0              NOTICES

29.1 Any notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been given duly if delivered by hand or sent by telegram or telex or fax or mailed by certified or registered mail, postage prepaid, addressed to Ultra at: 8425 rue Grenache, Anjou, Province of Quebec, H1J 1C7; and to the Licensee at: 38 - C 19926 96th Avenue, Langley, in the
Province of British Columbia, V3A 4P8; or to such other address as the respective parties may in writing advise. Any such notice shall be deemed to have been given and received, if delivered when delivered, if sent by telegram, telex or fax, on the next business day following the sending thereof, and if mailed, on the third (3rd) business day following the mailing thereof; provided, however, that no notice shall be mailed or sent by telegram if at the date of mailing or sending there is any labour dispute, strike or lockout affecting mail or telegraph service in the geographic area in which the notice is intended to be mailed, sent or received.

30.0              SUBMISSION OF AGREEMENT

30.1 The submission of this Agreement does not constitute an offer, and this Agreement shall become effective only upon the execution thereof by Ultra and the Licensee.

                  IN WITNESS WHEREOF ULTRA AND THE LICENSEE have caused this Agreement to be executed on the day and year set forth below.

SIGNED, SEALED and DELIVERED                )
in the presence of                          )
                                            )     LA COMPAGNIE ULTRA CLAIR, INC.
                                            )     PER:
As to the signature of the authorized       )     ______________________________
signatory of La Compagnie Ultra Clair Inc.  )     AUTHORIZED SIGNATORY
                                            )
                                            )
                                            )     CRYSTAL GREEN RESOURCES, INC.
                                            )
                                            )     PER:
                                            )
-----------------------------------         )
As to the signature of the authorized       )     ______________________________
signatory of Crystal Green Resources Inc.   )     AUTHORIZED SIGNATORY